Exhibit 23.1

暉誼(香港) 會計師事務所有限公司
PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon.
Tel : 35763455 Fax : 26251263

August 13, 2010

Securities and Exchange Commission
Washington D.C. 20549

Ladies and Gentlemen:

We consent to the use of the audit reports of China Green Inc. and its subsidiaries (the “Company”) for the years ended 2009/6/30 and 2008/6/30, and period ended 2010/3/31, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the S-1 registration statement.

Regards,

/s/ Parker Randall CF

Parker Randall CF (HK) CPA Limited